Exhibit 99.1

NEWS RELEASE

CONTACT:	Jason Korstange
(952) 745-2755
www.tcfbank.com

FOR IMMEDIATE RELEASE

TCF FINANCIAL CORPORATION 200 Lake Street East, Wayzata, MN 55391-1693

TCF Reports Second Quarter Earnings and EPS ($.19)

SECOND QUARTER HIGHLIGHTS

•      Diluted earnings per share of 19 cents

•      Net income of $23.7 million

•      Net interest margin of 4.00 percent, up 16 basis points from first quarter

•      Provision for loan and lease losses of $62.9 million, net charge-offs of $26.6 million

•      Allowance for loan and lease losses to loans ratio increased to 1.03 percent at June 30

•      Average Power Assets ® increased by $1.4 billion, or 12.8 percent

•      Capital ratios exceed stated well capitalized requirements

EARNINGS SUMMARY								Table 1

($ in thousands, except per-share data)				Percent Change
	2Q	1Q	2Q	2Q08 vs	2Q08 vs	YTD	YTD	Percent
	2008	2008	2007	1Q08	2Q07	2008	2007	Change
Net income	$23,702	$47,426	$62,129	(50.0)%	(61.9)%	$71,128	$144,853	(50.9)%
Diluted earnings per common share	.19	.38	.49	(50.0)	(61.2)	.57	1.14	(50.0)

Financial Ratios (1)
Return on average assets	.58%	1.18%	1.67%			.88%	1.95%
Return on average common equity	8.57	17.08	24.16			12.85	28.08
Net interest margin	4.00	3.84	4.02			3.92	4.01
Net charge-offs as a percentage of average loans and leases	.84	.44	.24			.64	.17

(1) Annualized

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WAYZATA, MN, July 23, 2008 – TCF Financial Corporation (“TCF”) (NYSE: TCB) today reported diluted earnings per share of 19 cents for the second quarter of 2008, compared with 49 cents in 2007. Net income for the second quarter of 2008 was $23.7 million, compared with $62.1 million for the second quarter of 2007. Net income for the second quarter of 2008 included $1.1 million in pre-tax gains on sales of securities and $5 million of adjustments related to increased state income taxes, for a net after-tax charge of three cents per diluted share. Net income for the second quarter of 2007 included $2.7 million in pre-tax gains on the sales of real estate and $1.9 million of favorable income tax adjustments, for a combined after-tax credit of three cents per diluted share. TCF also recorded $62.9 million in the provision for credit losses in the second quarter of 2008, as compared with $13.3 million in the second quarter of 2007. See discussion beginning on page 11 regarding the provision for credit losses.

Diluted earnings per share for the first six months of 2008 was 57 cents, compared with $1.14 for the same 2007 period.  The first six months of 2008 includes an $8.3 million pre-tax gain from Visa’s initial public offering, a $3.8 million pre-tax expense reduction related to a decrease in TCF’s estimated contingent obligation in regard to TCF’s Visa USA litigation indemnification, $7.4 million in pre-tax gains on sales of securities and $5 million of adjustments related to increased state income taxes for a net after-tax credit of six cents per diluted share. The first six months of 2007 included a $31.2 million pre-tax gain on the sale of ten outstate Michigan branches, $2.7 million of pre-tax gains on sales of real estate, and $10.4 million of favorable income tax settlements and adjustments for a total after-tax credit of 26 cents per diluted share.

Chief Executive Officer’s Statement

“TCF’s results continue to be impacted by the depressed housing markets and a weakening economy,” said Lynn A. Nagorske, CEO, TCF Financial Corporation. “TCF’s second quarter operating results were positively impacted by improved net interest income and net interest margin as well as strong loan and lease growth.

“During the second quarter, TCF recorded $62.9 million of provisions for loan and lease losses, which exceeded net charge-offs by $36.3 million and resulted in an increase to the allowance for loan and

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lease losses ratio to 1.03 percent. The continuing deterioration in the housing markets and economic conditions makes these actions prudent at this time.

“TCF’s Board of Directors declared a regular cash dividend of 25 cents per share, payable August 29. Given the company’s well-capitalized status, anticipated earnings, and efforts to manage asset growth to maintain or improve its regulatory capital ratios, the Company’s Board of Directors does not presently expect to raise additional capital through any type of equity offering related to TCF’s stock or change its dividend policy. As previously disclosed, in order to fund future balance sheet growth, we continue to monitor market conditions for the possible issuance of trust preferred securities, that would be included in regulatory capital.” TCF currently has no trust preferred securities outstanding.

Total Revenue								Table 2

				Percent Change
($in thousands)	2Q	1Q	2Q	2Q08 vs	2Q08 vs	YTD	YTD	Percent
	2008	2008	2007	1Q08	2Q07	2008	2007	Change
Net interest income	$ 151,562	$ 142,829	$137,425	6.1%	10.3%	$ 294,391	$272,902	7.9%
Fees and other revenue:
Fees and service charges	67,961	63,547	71,728	6.9	(5.3)	131,508	133,750	(1.7)
Card revenue	26,828	24,771	24,876	8.3	7.8	51,599	48,137
ATM revenue	8,267	7,970	9,314	3.7	(11.2)	16,237	18,063	(10.1)
Investments and insurance	2,977	3,235	2,772	(8.0)	7.4	6,212	4,950	25.5
Total banking fees	106,033	99,523	108,690	6.5	(2.4)	205,556	204,900.3
Leasing and equipment finance	14,050	12,134	15,199	15.8	(7.6)	26,184	29,200	(10.3)
Other	1,421	1,048	2,993	35.6	(52.5)	2,469	4,946	(50.1)
Total fees and other revenue	121,504	112,705	126,882	7.8	(4.2)	234,209	239,046	(2.0)
Visa share redemption	-	8,308	-	(100.0)	-	8,308	-	100.0
Gains on sales of securities available for sale	1,115	6,286	-	(82.3)	N.M.	7,401	-	100.0
Gains on sales of branches and real estate	-	-	2,723	-	(100.0)	-	33,896	(100.0)
Total non-interest income	122,619	127,299	129,605	(3.7)	(5.4)	249,918	272,942	(8.4)
Total revenue	$ 274,181	$ 270,128	$267,030	1.5	2.7	$ 544,309	$545,844	(.3)

Net interest margin (1)	4.00%	3.84%	4.02%			3.92%	4.01%
Fees and other revenue as a % of:
Total revenue	44.32	41.72	47.52			43.03	43.79
Average assets (1)	2.97	2.79	3.42			2.88	3.23

N.M. = Not Meaningful
(1) Annualized

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Net Interest Income

TCF’s net interest income for the second quarter of 2008 was $151.6 million, up $14.1 million, or 10.3 percent, from the second quarter of 2007 and up $8.7 million, or 6.1 percent, from the first quarter of 2008. The increase in net interest income from the second quarter of 2007 was primarily attributable to a $1.5 billion, or 10.9 percent, increase in average interest-earning assets, partially offset by a two basis point reduction in net interest margin. The increase in net interest income from the first quarter of 2008 was primarily due to a $296.1 million, or 2 percent, increase in average interest-earning assets and a 16 basis point increase in net interest margin.

Net interest margin in the second quarter of 2008 was 4.00 percent, compared with 4.02 percent for the second quarter of 2007 and 3.84 percent for the first quarter of 2008. The 16 basis point increase in net interest margin from the first quarter of 2008 was primarily due to declines in rates paid on deposits and borrowings, as a result of generally lower market interest rates, exceeding the market driven decline in yields on Power Assets, partially due to loans at their contractual interest rate floor. The average balance of consumer home equity loans that were at their contractual interest rate floor was $1.2 billion for the second quarter of 2008, compared with $645 million for the first quarter of 2008. In addition, the net interest margin for the second quarter of 2008, as compared with the first quarter of 2008, benefited from increased lower cost deposits as a percentage of total deposits and borrowings.

Non-interest Income

Total non-interest income was $122.6 million for the second quarter of 2008, down $7 million from the second quarter of 2007.

Banking fees and service charges were $68 million, down $3.8 million, or 5.3 percent, from the second quarter of 2007 primarily due to decreased deposit service fees resulting from higher per account average deposit balances partially attributable to the Federal Economic Stimulus Plan.

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Card revenues totaled $26.8 million for the second quarter of 2008, up $2 million, or 7.8 percent, over the same period in 2007 due to higher sales volume primarily as a result of increases in customer transactions.

Leasing and equipment finance revenues were $14.1 million for the second quarter of 2008, down $1.1 million, or 7.6 percent, from the 2007 second quarter due to lower sales-type lease revenue and operating lease revenue. Leasing and equipment finance revenues may fluctuate from period to period based on customer driven factors not entirely within the control of TCF.

Gains on sales of securities available for sale were $1.1 million in the second quarter of 2008 on sales of $124.6 million of mortgage-backed securities. There were no such sales or gains in the same period of 2007.

There were no gains on sales of real estate in the second quarter of 2008, compared with $2.7 million for the second quarter of 2007.

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Branches

Number of Branches					Table 3

At period end

	Total	New		Total	New
	Branches	Branches(1)		Branches	Branches(1)
Illinois	205	33	Traditional	196	75
Minnesota	109	18	Supermarket	243	36
Michigan	56	20	Campus	15	10
Colorado	46	39		454	121
Wisconsin	27	4
Arizona	6	6
Indiana	5	1
Total Branches	454	121

(1) New branches opened since January 1, 2003.

During the second quarter of 2008, TCF opened four new branches, consisting of two traditional branches and two supermarket branches.

During the remainder of 2008, TCF plans to open four additional branches, consisting of one traditional branch and three supermarket branches. To improve the customer experience and enhance deposit growth, TCF intends to relocate three traditional branches to improved locations and facilities and to remodel 19 supermarket branches during the remainder of 2008. As part of improving operating efficiencies, TCF closed and consolidated two Colorado supermarket branches into nearby branches in the second quarter of 2008. Ten additional Colorado supermarket branches have been closed and consolidated in July.

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Additional information regarding the results of TCF’s new branches opened since January 1, 2003 is summarized as follows:

New Branch Information							Table 4
			2Q08 vs 2Q07
($in thousands)	2Q	2Q		Percent	YTD	YTD	Percent
	2008	2007	Change	Change	2008	2007	Change
Number of deposit accounts	300,844	246,369	54,475	22.1%
Average deposits:
Checking	$303,067	$224,819	$78,248	34.8	$295,901	$215,549	37.3%
Savings	349,668	229,376	120,292	52.4	342,115	220,427	55.2
Money market	44,447	31,777	12,670	39.9	41,572	29,655	40.2
Subtotal	697,182	485,972	211,210	43.5	679,588	465,631	45.9
Certificates of deposit	330,934	336,804	(5,870)	(1.7)	321,547	333,579	(3.6)
Total deposits	$1,028,116	$822,776	$205,340	25.0	$1,001,135	$799,210	25.3

Total fees and other revenue	$16,275	$13,575	$2,700	19.9	$30,833	$24,279	27.0

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Power Assets®

Average Power Assets							Table 5
				Percent Change
($ in thousands)	2Q	1Q	2Q	2Q08 vs	2Q08 vs	YTD	YTD	Percent
	2008	2008	2007	1Q08	2Q07	2008	2007	Change
Loans and leases: (1)
Consumer home equity:
First mortgage lien	$ 4,366,623	$ 4,220,046	$ 3,894,939	3.5%	12.1%	$ 4,293,337	$ 3,851,905	11.5%
Junior lien	2,420,963	2,366,396	2,140,773	2.3	13.1	2,393,678	2,125,333	12.6
Total consumer home equity	6,787,586	6,586,442	6,035,712	3.1	12.5	6,687,015	5,977,238	11.9
Consumer other	46,492	44,008	41,708	5.6	11.5	45,250	41,780	8.3
Total consumer	6,834,078	6,630,450	6,077,420	3.1	12.5	6,732,265	6,019,018	11.8
Commercial real estate	2,656,392	2,566,415	2,349,608	3.5	13.1	2,611,403	2,363,568	10.5
Commercial business	529,470	543,688	557,134	(2.6)	(5.0)	536,579	555,639	(3.4)
Total commercial	3,185,862	3,110,103	2,906,742	2.4	9.6	3,147,982	2,919,207	7.8
Leasing and equipment finance	2,229,467	2,140,695	1,879,958	4.1	18.6	2,185,081	1,859,077	17.5
Total Power Assets	$12,249,407	$11,881,248	$10,864,120	3.1	12.8	$12,065,328	$10,797,302	11.7

(1) Excludes residential real estate loans, education loans held for sale and operating lease receivables.

TCF’s average Power Assets grew $1.4 billion, or 12.8 percent, from the second quarter of 2007. TCF’s average consumer home equity loan balances increased $751.9 million, or 12.5 percent, average commercial loan balances increased $279.1 million, or 9.6 percent, and average leasing and equipment finance balances increased $349.5 million, or 18.6 percent.

TCF does not have any subprime lending programs. TCF also does not originate consumer home equity loans with multiple payment options or loans with “teaser” interest rates. At June 30, 2008, 63.9 percent of the consumer home equity portfolio was secured by first liens.

During the second quarter of 2008, TCF decided to exit the Education Lending business as a result of legislative changes that eroded the profitability of the business and market challenges in selling such loans.

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Power Liabilities®

Average Power Liabilities								Table 6
				Percent Change
($ in thousands)	2Q	1Q	2Q	2Q08 vs	2Q08 vs		YTD	YTD	Percent
	2008	2008	2007	1Q08	2Q07		2008	2007	Change
Non-interest bearing deposits:
Retail	$1,464,237	$1,415,379	$1,492,429	3.5%	(1.9	) %	$1,439,810	$1,512,180	(4.8	) %
Small business	577,510	565,148	586,711	2.2	(1.6)		571,329	591,559	(3.4)
Commercial and custodial	238,779	200,624	199,226	19.0	19.9		219,701	200,534	9.6
Total non-interest bearing	2,280,526	2,181,151	2,278,366	4.6	.1		2,230,840	2,304,273	(3.2)
Interest-bearing deposits:
Premier checking	989,512	1,008,802	1,070,397	(1.9)	(7.6)		999,157	1,071,940	(6.8)
Other checking	894,436	837,804	834,405	6.8	7.2		866,120	829,486	4.4
Subtotal	1,883,948	1,846,606	1,904,802	2.0	(1.1)		1,865,277	1,901,426	(1.9)
Premier savings	1,518,703	1,473,997	1,109,341	3.0	36.9		1,496,350	1,089,809	37.3
Other savings	1,365,141	1,251,053	1,300,857	9.1	4.9		1,308,096	1,307,627.0
Subtotal	2,883,844	2,725,050	2,410,198	5.8	19.7		2,804,446	2,397,436	17.0
Money market	609,369	589,392	604,217	3.4	.9		599,380	607,235	(1.3)
Subtotal	5,377,161	5,161,048	4,919,217	4.2	9.3		5,269,103	4,906,097	7.4
Certificates of deposit	2,471,216	2,500,362	2,525,886	(1.2)	(2.2)		2,485,789	2,519,895	(1.4)
Total interest-bearing	7,848,377	7,661,410	7,445,103	2.4	5.4		7,754,892	7,425,992	4.4
Power Liabilities	$10,128,903	$9,842,561	$9,723,469	2.9	4.2		$9,985,732	$9,730,265	2.6

Average rate on deposits	1.47%	1.99%	2.40%				1.73%	2.39%

Average Power Liabilities totaled $10.1 billion for the second quarter of 2008, with an average interest rate of 1.47 percent, an increase of $405 million, or 4.2 percent, from the second quarter of 2007. The increase was primarily driven by increases in savings balances, partially offset by declines in checking deposits and certificates of deposits.

Average Power Liabilities increased $286.3 million, or 2.9 percent, from the first quarter of 2008, primarily due to increases in non-interest bearing checking and savings deposits.

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Non-interest Expense

								Table 7
				Percent Change
($ in thousands)	2Q	1Q	2Q	2Q08 vs	2Q08 vs			Percent
	2008	2008	2007	1Q08	2Q07	2008	2007	Change
Compensation and employee benefits	$84,267	$88,718	$86,707	(5.0)%	(2.8)%	$172,985	$174,800	(1.0)%
Occupancy and equipment	31,205	32,413	29,329	(3.7)	6.4	63,618	59,780	6.4
Advertising and promotions	7,130	6,296	5,586	13.2	27.6	13,426	11,567	16.1
Other	41,667	40,101	36,531	3.9	14.1	81,768	71,846	13.8
Subtotal	164,269	167,528	158,153	(1.9)	3.9	331,797	317,993	4.3
Visa indemnification	-	(3,766)	-	(100.0)	-	(3,766)	-	(100.0)
Operating lease depreciation	4,460	4,514	4,381	(1.2)	1.8	8,974	8,741	2.7
Total non-interest expense	$168,729	$168,276	$162,534	.3	3.8	$337,005	$326,734	3.1

Non-interest expense totaled $168.7 million for the second quarter of 2008, up $6.2 million, or 3.8 percent, from $162.5 million for the second quarter of 2007.

Compensation and employee benefits continue to be well controlled and decreased $2.4 million, or 2.8 percent, from the second quarter of 2007.

Occupancy and equipment expenses increased $1.9 million, or 6.4 percent, from the second quarter of 2007, primarily due to branch expansion and exit costs associated with the 2008 closure of 12 Colorado supermarket branches.

Other expense increased $5.1 million, or 14.1 percent, from the second quarter of 2007, primarily due to a $3.1 million increase in foreclosed real estate expense due to increased property taxes and higher real estate disposition losses in 2008, costs associated with exiting the Education Lending business and reductions of lending employees.

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Credit Quality

Credit Quality Summary													Table 8
							Percent Change
	2Q		1Q		2Q		2Q08 vs	2Q08 vs	YTD		YTD		Percent
	2008		2008		2007		1Q08	2Q07	2008		2007		Change
Allowance for loan and lease losses
Balance at beginning of period	$97,390		$80,942		$60,483		20.3%	61.0%	$80,942		$58,543		38.3%
Charge-offs	(29,902		(17,822)		(10,749)		67.8	178.2	(47,724)		(19,981)		138.8
Recoveries	3,254		4,275		3,746		(23.9)	(13.1)	7,529		10,262		(26.6)
Net charge-offs	(26,648		(13,547)		(7,003)		96.7	N.M.	(40,195)		(9,719)		N.M.
Provision for credit losses	62,895		29,995		13,329		109.7	N.M.	92,890		17,985		N.M.
Balance at end of period	$133,637		$97,390		$66,809		37.2	100.0	$133,637		$66,809		100.0

Allowance as a percentage of period end loans and leases	1.03%		.77%		.58%				1.03%		.58%
Ratio of allowance to net charge-offs (1)	1.3	X	1.8	X	2.4	X			1.7	X	3.4	X

Net Charge-offs as a Percentage of
Average Loans and Leases (1)
Consumer home equity:
First mortgage lien	.61%		.38%		.22%				.50%		.18%
Junior lien	1.19		.84		.44				1.02		.40
Total home equity	.82		.55		.30				.69		.26
Total consumer	.90		.62		.37				.76		.28
Commercial real estate	.86		.07		-				.47		.03
Commercial business	1.74		.44		.03				1.08		.07
Leasing and equipment finance	.55		.39		.29				.47		.06
Residential real estate	.09		.13		.01				.11		.02
Total	.84		.44		.24				.64		.17

Other Credit Quality Data
Delinquencies (2)
30+ days	$120,823		$104,337		$58,687		15.8	105.9
90+ days	$28,180		$23,538		$20,754		19.7	35.8
Delinquencies as a percentage of loan and lease portfolio:(2)
30+ days	.94%		.83%		.51%
90+ days	.22%		.19%		.18%

Non-accrual loans and leases	$105,247		$86,226		$40,391		22.1	160.6
Real estate owned	55,112		47,815		44,813		15.3	23.0
Total non-performing assets	$160,359		$134,041		$85,204		19.6	88.2
Non-performing assets as a percentage of net loans and leases	1.25%		1.07%		.74%

(1) Annualized
(2) Excludes non-accrual loans and leases.

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At June 30, 2008, TCF’s allowance for loan and lease losses totaled $133.6 million, or 1.03 percent of loans and leases, compared with $66.8 million, or ..58 percent, at June 30, 2007 and $97.4 million, or .77 percent, at March 31, 2008. The provision for credit losses for the second quarter of 2008 was $62.9 million, up from $13.3 million in the second quarter of 2007, primarily due to higher consumer home equity net charge-offs and the resulting portfolio reserve rate increases, and higher reserves and net charge-offs for commercial loans, primarily in Michigan. Home values continued to decline in all of TCF’s markets and financial stress on consumers continued to rise, especially in Minnesota and Michigan. These trends adversely impacted consumer loans as the number of credit loss incidents and the average severity of individual losses increased.

Consumer home equity net charge-offs for the second quarter of 2008 were $13.9 million, an increase of $4.9 million from the first quarter of 2008 and up $9.4 million from the second quarter of 2007. The higher net charge-offs were primarily due to the depressed residential real estate market conditions in Minnesota and Michigan. Commercial net charge-offs for the second quarter of 2008 were $8 million, an increase of $7 million from the first quarter of 2008. Commercial net charge-offs in the second quarter of 2008 included $4 million of loans to residential home builders. Leasing and equipment finance net charge-offs for the second quarter of 2008 were $3 million, up $1 million from the first quarter of 2008.

At June 30, 2008, TCF’s over-30-day delinquency rate was .94 percent, up from .83 percent at March 31, 2008. TCF’s over-90-day delinquency rate was .22 percent, up from .19 percent at March 31, 2008. Non-performing assets, which include non-accrual loans, are reported separately and were $160 million, or .97 percent of total assets, at June 30, 2008, up from $134 million, or .82 percent of total assets, at March 31, 2008. The increase in non-performing assets from March 31, 2008 was primarily due to a $13.6 million increase in consumer home equity non-accrual loans, a $3.1 million increase in commercial non-accrual loans and a $7.3 million increase in real estate owned.

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Income Taxes

TCF’s income tax expense was $18.9 million for the second quarter of 2008, or 44.3 percent of pre-tax income, compared with $29 million, or 31.9 percent, for the comparable 2007 period. The second quarter of 2008 income tax expense includes a $2.2 million year-to-date increase in income tax expense and a $2.8 million increase in deferred income taxes related to changes in state income taxes, primarily in Minnesota. The second quarter of 2007 income tax expense included a $1.9 million reduction in income tax expense related to favorable developments in uncertain tax positions. Excluding the first quarter of 2008 component of the increase in state income taxes and the increase in deferred income taxes, the 2008 second quarter effective income tax rate would have been 34.5 percent, compared with 33.9 percent for the second quarter of 2007 after excluding the impact of the favorable developments in uncertain tax positions.

Capital

Capital Information				Table 9
At period end
($ in thousands, except per-share data)	2Q		4Q
	2008		2007
Stockholders’ equity	$1,088,301		$1,099,012
Stockholders’ equity to total assets	6.61%		6.88%
Book value per common share	$8.60		$8.68

Risk-based capital
Tier 1	$972,688	8.08%	$964,467	8.28%
Total	1,307,552	10.86	1,245,808	10.70
Total stated “well-capitalized” requirement	1,203,908	10.00	1,164,829	10.00
Excess over stated “well-capitalized” requirement	103,644.86		80,979.70

TCF continues to meet the well capitalized requirements. No repurchases of common stock have been made in 2008.

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Website Information

A live webcast of TCF’s conference call to discuss second quarter earnings will be hosted at TCF’s website, www.tcfbank.com, on July 23, 2008 at 10:00 a.m., CT. Additionally, the webcast is available for replay at TCF’s website after the conference call. The website also includes free access to company news releases, TCF’s annual report, quarterly reports, investor presentations and SEC filings.

TCF is a Wayzata, Minnesota-based national financial holding company with $16.5 billion in total assets. The company has 454 banking offices in Minnesota, Illinois, Michigan, Colorado, Wisconsin, Indiana and Arizona, providing retail and commercial banking services, and investments and insurance products. TCF also conducts leasing and equipment finance business in all 50 states

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Forward-looking Information

This earnings release and other reports issued by the Company, including reports filed with the SEC, may contain “forward-looking” statements that deal with future results, plans or performance. In addition, TCF’s management may make such statements orally to the media, or to securities analysts, investors or others. Forward-looking statements deal with matters that do not relate strictly to historical facts. TCF’s future results may differ materially from historical performance and forward-looking statements about TCF’s expected financial results or other plans and are subject to a number of risks and uncertainties. These include, but are not limited, to possible legislative changes and adverse economic, business and competitive developments such as shrinking interest margins; deposit outflows; an inability to increase the number of deposit accounts and the possibility that deposit account losses (fraudulent checks, etc.) may increase; impact of legal, legislative or other changes affecting customer account charges and fee income; reduced demand for financial services and loan and lease products; adverse developments affecting TCF’s supermarket banking relationships or any of the supermarket chains in which TCF maintains supermarket branches; changes in accounting standards or interpretations of existing standards; monetary, fiscal or tax policies of the federal or state governments; including adoption of state legislation that would increase state taxes; adverse findings in tax audits or regulatory examinations and resulting enforcement actions; changes in credit and other risks posed by TCF’s loan, lease, investment, and securities available for sale portfolios, including declines in commercial or residential real estate values or changes in allowance for loan and lease losses methodology dictated by new market conditions or regulatory requirements; lack of or inadequate insurance coverage for claims against TCF; technological, computer-related or operational difficulties or loss or theft of information; adverse changes in securities markets directly or indirectly affecting TCF’s ability to sell assets or to fund its operations; and results of litigation, including possible increases in indemnification obligations for certain litigation against Visa USA (“covered litigation”) and potential reductions in card revenues resulting from other litigation against Visa; heightened regulatory practices, requirements or expectations; or other significant uncertainties. Investors should consult TCF’s Annual Report on Form 10-K, and Forms 10-Q and 8-K for additional important information about the Company.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Three Months Ended
	June 30,		Change
	2008	2007	$	%
Interest income:
Loans and leases	$208,407	$206,738	$1,669	.8
Securities available for sale	28,858	26,665	2,193	8.2
Education loans held for sale	1,756	3,365	(1,609)	(47.8)
Investments and other	1,427	1,557	(130)	(8.3)
Total interest income	240,448	238,325	2,123	.9
Interest expense:
Deposits	36,954	58,242	(21,288)	(36.6)
Borrowings	51,932	42,658	9,274	21.7
Total interest expense	88,886	100,900	(12,014)	(11.9)
Net interest income	151,562	137,425	14,137	10.3
Provision for credit losses	62,895	13,329	49,566	N.M.
Net interest income after provision for
credit losses	88,667	124,096	(35,429)	(28.5)
Non-interest income:
Fees and service charges	67,961	71,728	(3,767)	(5.3)
Card revenue	26,828	24,876	1,952	7.8
ATM revenue	8,267	9,314	(1,047)	(11.2)
Investments and insurance revenue	2,977	2,772	205	7.4
Subtotal	106,033	108,690	(2,657)	(2.4)
Leasing and equipment finance	14,050	15,199	(1,149)	(7.6)
Other	1,421	2,993	(1,572)	(52.5)
Fees and other revenue	121,504	126,882	(5,378)	(4.2)
Gains on sales of securities available for sale	1,115	-	1,115	N.M.
Gains on sales of branches and real estate	-	2,723	(2,723)	(100.0)
Total non-interest income	122,619	129,605	(6,986)	(5.4)
Non-interest expense:
Compensation and employee benefits	84,267	86,707	(2,440)	(2.8)
Occupancy and equipment	31,205	29,329	1,876	6.4
Advertising and promotions	7,130	5,586	1,544	27.6
Other	41,667	36,531	5,136	14.1
Subtotal	164,269	158,153	6,116	3.9
Operating lease depreciation	4,460	4,381	79	1.8
Total non-interest expense	168,729	162,534	6,195	3.8
Income before income tax expense	42,557	91,167	(48,610)	(53.3)
Income tax expense	18,855	29,038	(10,183)	(35.1)
Net income	$23,702	$62,129	$(38,427)	(61.9)

Net income per common share:
Basic	$.19	$.49	$(.30)	(61.2)
Diluted	.19	.49	(.30)	(61.2)

Dividends declared per common share	$.2500	$.2425	$.0075	3.1

Average common and common equivalent
shares outstanding (in thousands):
Basic	124,797	125,681	(884)	(.7)
Diluted	125,117	125,943	(826)	(.7)

N.M. Not meaningful

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF INCOME

(Dollars in thousands, except per-share data)

(Unaudited)

	Six Months Ended
	June 30,		Change
	2008	2007	$	%
Interest income:
Loans and leases	$420,184	$408,343	$11,841	2.9
Securities available for sale	57,137	51,770	5,367	10.4
Education loans held for sale	5,208	7,511	(2,303)	(30.7)
Investments and other	3,069	4,363	(1,294)	(29.7)
Total interest income	485,598	471,987	13,611	2.9
Interest expense:
Deposits	85,682	115,397	(29,715)	(25.8)
Borrowings	105,525	83,688	21,837	26.1
Total interest expense	191,207	199,085	(7,878)	(4.0)
Net interest income	294,391	272,902	21,489	7.9
Provision for credit losses	92,890	17,985	74,905	N.M.
Net interest income after provision for
credit losses	201,501	254,917	(53,416)	(21.0)
Non-interest income:
Fees and service charges	131,508	133,750	(2,242)	(1.7)
Card revenue	51,599	48,137	3,462	7.2
ATM revenue	16,237	18,063	(1,826)	(10.1)
Investments and insurance revenue	6,212	4,950	1,262	25.5
Subtotal	205,556	204,900	656	.3
Leasing and equipment finance	26,184	29,200	(3,016)	(10.3)
Other	2,469	4,946	(2,477)	(50.1)
Fees and other revenue	234,209	239,046	(4,837)	(2.0)
Visa share redemption	8,308	-	8,308	N.M.
Gains on sales of securities available for sale	7,401	-	7,401	N.M.
Gains on sales of branches and real estate	-	33,896	(33,896)	(100.0)
Total non-interest income	249,918	272,942	(23,024)	(8.4)
Non-interest expense:
Compensation and employee benefits	172,985	174,800	(1,815)	(1.0)
Occupancy and equipment	63,618	59,780	3,838	6.4
Advertising and promotions	13,426	11,567	1,859	16.1
Other	78,002	71,846	6,156	8.6
Subtotal	328,031	317,993	10,038	3.2
Operating lease depreciation	8,974	8,741	233	2.7
Total non-interest expense	337,005	326,734	10,271	3.1
Income before income tax expense	114,414	201,125	(86,711)	(43.1)
Income tax expense	43,286	56,272	(12,986)	(23.1)
Net Income	$71,128	$144,853	$(73,725)	(50.9)

Net income per common share:
Basic	$.57	$1.14	$(.57)	(50.0)
Diluted	.57	1.14	(.57)	(50.0)

Dividends declared per common share	$.500	$.485	$.015	3.1

Average common and common equivalent
shares outstanding (in thousands):
Basic	124,721	126,673	(1,952)	(1.5)
Diluted	125,073	126,927	(1,854)	(1.5)

N.M. Not meaningful.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF FINANCIAL CONDITION

(Dollars in thousands, except per-share data)

(Unaudited)

	At	At	At	% Change from
	June 30,	December 31,	June 30,	December 31,	June 30,
	2008	2007	2007	2007	2007
ASSETS

Cash and due from banks	$349,817	$358,188	$324,421	(2.3)%	7.8%
Investments	153,550	148,253	110,795	3.6	38.6
Securities available for sale	2,120,664	1,963,681	1,943,450	8.0	9.1
Education loans held for sale	24,385	156,135	111,377	(84.4)	(78.1)
Loans and leases:
Consumer home equity and other	6,919,576	6,590,631	6,201,067	5.0	11.6
Commercial real estate	2,727,568	2,557,330	2,354,805	6.7	15.8
Commercial business	556,176	558,325	569,105	(.4)	(2.3)
Leasing and equipment finance	2,263,431	2,104,343	1,913,628	7.6	18.3
Subtotal	12,466,751	11,810,629	11,038,605	5.6	12.9
Residential real estate	485,795	527,607	572,619	(7.9)	(15.2)
Total loans and leases	12,952,546	12,338,236	11,611,224	5.0	11.6
Allowance for loan and lease losses	(133,637)	(80,942)	(66,809)	(65.1)	(100.0)
Net loans and leases	12,818,909	12,257,294	11,544,415	4.6	11.0
Premises and equipment, net	441,402	438,452	423,048.7		4.3
Goodwill	152,599	152,599	152,599	-	-
Other assets	398,797	502,452	367,598	(20.6)	8.5
Total assets	$16,460,123	$15,977,054	$14,977,704	3.0	9.9

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Checking	$4,208,531	$4,108,527	$4,268,723	2.4	(1.4)
Savings	2,917,288	2,636,820	2,446,942	10.6	19.2
Money market	609,915	576,667	615,940	5.8	(1.0)
Subtotal	7,735,734	7,322,014	7,331,605	5.7	5.5
Certificates of deposit	2,410,388	2,254,535	2,511,090	6.9	(4.0)
Total deposits	10,146,122	9,576,549	9,842,695	5.9	3.1
Short-term borrowings	411,802	556,070	285,828	(25.9)	44.1
Long-term borrowings	4,515,997	4,417,378	3,568,997	2.2	26.5
Total borrowings	4,927,799	4,973,448	3,854,825	(.9)	27.8
Accrued expenses and other liabilities	297,901	328,045	279,152	(9.2)	6.7
Total liabilities	15,371,822	14,878,042	13,976,672	3.3	10.0
Stockholders’ equity:
Common stock, par value $.01 per share, 280,000,000 shares authorized; 131,057,353; 131,468,699 and 131,500,734 shares issued	1,310	1,315	1,315	(.4)	(.4)
Additional paid-in capital	345,668	354,563	352,674	(2.5)	(2.0)
Retained earnings, subject to certain restrictions	935,378	926,875	866,104.9		8.0
Accumulated other comprehensive loss	(36,986)	(18,055)	(62,631)	(104.9)	40.9
Treasury stock at cost, 4,576,330; 4,866,480 and 4,545,780 shares, and other	(157,069)	(165,686)	(156,430)	5.2	(.4)
Total stockholders’ equity	1,088,301	1,099,012	1,001,032	(1.0)	8.7
Total liabilities and stockholders’ equity	$16,460,123	$15,977,054	$14,977,704	3.0	9.9

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Allowance for loan and lease losses

							Allowance as % of Portfolio
	At June 30, 2008		At March 31, 2008		At June 30, 2007		Change from
	Allowance		Allowance		Allowance		Mar. 31,		Jun. 30,
	Balance	% of Portfolio	Balance	% of Portfolio	Balance	% of Portfolio	2008		2007
Consumer home equity	$71,343	1.04%	$38,891.58%		$18,569.30%		46	bps	74	bps
Consumer other	2,461	3.59	1,893	3.07	2,055	3.16	52		43
Total consumer home equity and other	73,804	1.07	40,784.60		20,624.33		47		74
Commercial real estate	34,790	1.28	33,051	1.27	23,410.99		1		29
Commercial business	7,733	1.39	6,912	1.29	8,471	1.49	10		(10)
Leasing and equipment finance	16,619.73		15,942.73		13,784.72		-		1
Residential real estate	691.14		701.14		520.09		-		5
Total	$133,637	1.03	$97,390.77		$66,809.58		26		45

Net Charge-Offs

	Quarter Ended					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2008	2008	2007	2007	2007	2008	2007
Consumer home equity
First mortgage lien	$6,692	$4,040	$3,130	$2,656	$2,137	$2,652	$4,555
Junior lien	7,205	4,973	3,585	3,231	2,364	2,232	4,841
Total consumer home equity	13,897	9,013	6,715	5,887	4,501	4,884	9,396
Consumer other	1,525	1,195	2,379	3,269	1,075	330	450
Total consumer home equity and other	15,422	10,208	9,094	9,156	5,576	5,214	9,846
Commercial real estate	5,736	466	1,987	19	-	5,270	5,736
Commercial business	2,308	597	430	627	43	1,711	2,265
Leasing and equipment finance	3,071	2,105	2,234	1,164	1,362	966	1,709
Residential real estate	111	171	69	94	22	(60)	89
Total	$26,648	$13,547	$13,814	$11,060	$7,003	$13,101	$19,645

Net Charge-Offs as a Percentage of Average Loans and Leases

	Quarter Ended (1)					Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2008	2008	2007	2007	2007	2008		2007
Consumer home equity
First mortgage lien	.61%	.38%	.30%	.27%	.22%	23	bps	39	bps
Junior lien	1.19	.84	.62	.58	.44	35		75
Total consumer home equity	.82	.55	.42	.38	.30	27		52
Total consumer	.90	.62	.56	.59	.37	28		53
Commercial real estate	.86	.07	.33	-	-	79		86
Commercial business	1.74	.44	.30	.44	.03	130		171
Leasing and equipment finance	.55	.39	.45	.24	.29	16		26
Residential real estate	.09	.13	.05	.07	.01	(4)		8
Total	.84	.44	.46	.38	.24	40		60

Non-performing assets

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2008	2008	2007	2007	2007	2008		2007
Non-accrual loans and leases:
Consumer home equity
First mortgage lien	$39,780	$28,412	$20,776	$13,794	$11,309	$11,368		$28,471
Junior lien	9,654	7,434	5,391	4,610	4,563	2,220		5,091
Total consumer home equity	49,434	35,846	26,167	18,404	15,872	13,588		33,562
Consumer other	287	13	6	11	29	274		258
Total consumer home equity and other	49,721	35,859	26,173	18,415	15,901	13,862		33,820
Commercial real estate	38,404	34,300	19,999	13,824	11,746	4,104		26,658
Commercial business	1,306	2,350	2,658	2,686	3,337	(1,044)		(2,031)
Leasing and equipment finance	12,820	10,726	8,050	9,177	6,886	2,094		5,934
Residential real estate	2,996	2,991	2,974	3,133	2,521	5		475
Total non-accrual loans and leases	105,247	86,226	59,854	47,235	40,391	19,021		64,856
Other real estate owned:
Residential real estate	35,269	30,415	28,752	28,444	30,111	4,854		5,158
Commercial real estate	19,843	17,400	17,013	14,566	14,702	2,443		5,141
Total other real estate owned	55,112	47,815	45,765	43,010	44,813	7,297		10,299
Total non-performing assets	$160,359	$134,041	$105,619	$90,245	$85,204	$26,318		$75,155

Non-performing assets as a percentage of net loans and leases	1.25%	1.07%	.86%	.76%	.74%	18	bps	51	bps

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CREDIT QUALITY DATA

(Dollars in thousands)

(Unaudited)

Delinquency data - principal balances (1)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2008	2008	2007	2007	2007	2008	2007
30 days or more:
Consumer home equity
First mortgage lien	$51,081	$50,097	$31,784	$27,957	$19,288	$984	$31,793
Junior lien	14,818	15,378	12,289	11,185	8,709	(560)	6,109
Total consumer home equity	65,899	65,475	44,073	39,142	27,997	424	37,902
Consumer other	437	342	377	416	272	95	165
Total consumer home equity and other	66,336	65,817	44,450	39,558	28,269	519	38,067
Commercial real estate	17,877	7,888	11,382	7,140	10,739	9,989	7,138
Commercial business	2,167	527	1,071	2,653	183	1,640	1,984
Leasing and equipment finance	21,982	19,956	15,691	15,651	11,016	2,026	10,966
Residential real estate	12,461	10,149	9,983	9,567	8,480	2,312	3,981
Total 30 days or more	$120,823	$104,337	$82,577	$74,569	$58,687	$16,486	$62,136

Total 90 days or more and still accruing	$28,180	$23,538	$15,384	$13,887	$20,754	$4,642	$7,426

Delinquency data - % of portfolio (1)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,		Jun. 30,
	2008	2008	2007	2007	2007	2008		2007
30 days or more:
Consumer home equity
First mortgage lien	1.17%	1.17%	.76%	.69%	.50%	-	bps	67	bps
Junior lien	.61	.64	.53	.50	.40	(3)		21
Total consumer home equity	.97	.98	.68	.62	.46	(1)		51
Consumer other	.64	.55	.56	.62	.42	9		22
Total consumer home equity and other	.97	.98	.68	.62	.46	(1)		51
Commercial real estate	.66	.31	.45	.30	.46	35		20
Commercial business	.39	.10	.19	.46	.03	29		36
Leasing and equipment finance	.98	.92	.75	.80	.58	6		40
Residential real estate	2.58	2.02	1.90	1.76	1.49	56		109
Total 30 days or more	.94	.83	.67	.63	.51	11		43

Total 90 days or more and still accruing	.22	.19	.12	.12	.18	3		4

Potential Problem Loans and Leases (2)

	At	At	At	At	At	Change from
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,	Mar. 31,	Jun. 30,
	2008	2008	2007	2007	2007	2008	2007
Consumer home equity (3)	$24,722	$15,120	$4,861	$1,102	$-	$9,602	$24,722
Commercial real estate	100,288	36,172	31,511	42,277	35,956	64,116	64,332
Commercial business	49,809	34,787	8,695	8,764	8,557	15,022	41,252
Leasing and equipment finance	16,967	16,010	15,015	14,109	12,022	957	4,945
	$191,786	$102,089	$60,082	$66,252	$56,535	$89,697	$135,251

(1)	Excludes non-accrual loans and leases.
(2)

Consists of loans and leases primarily classified for regulatory purposes as substandard and reflect the distinct possibility, but not probability, that they will become non-performing or that TCF will not be able to collect all amounts due according to the contractual terms of the loan or lease agreement.

(3)	Consists of certain loans with restructured terms.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Three Months Ended June 30,
		2008			2007
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments and other	$148,366	$1,427	3.86%	$130,977	$1,557	4.77%
Securities available for sale	2,184,580	28,858	5.28	1,967,524	26,665	5.42
Education loans held for sale	123,457	1,756	5.72	153,566	3,365	8.79
Loans and leases:
Consumer home equity:
Fixed-rate	5,084,761	86,279	6.82	4,614,322	80,127	6.97
Variable-rate	1,702,825	26,501	6.26	1,421,390	31,181	8.80
Consumer - other	46,492	994	8.60	41,708	1,057	10.16
Total consumer home equity and other	6,834,078	113,774	6.70	6,077,420	112,365	7.42
Commercial real estate:
Fixed- and adjustable-rate	2,062,983	31,868	6.21	1,750,690	28,036	6.42
Variable-rate	593,409	7,436	5.04	598,918	11,685	7.83
Total commercial real estate	2,656,392	39,304	5.95	2,349,608	39,721	6.78
Commercial business:
Fixed- and adjustable-rate	157,740	2,433	6.20	165,780	2,675	6.47
Variable-rate	371,730	4,493	4.86	391,354	7,317	7.50
Total commercial business	529,470	6,926	5.26	557,134	9,992	7.19
Leasing and equipment finance	2,229,467	41,145	7.38	1,879,958	36,069	7.67
Subtotal	12,249,407	201,149	6.60	10,864,120	198,147	7.31
Residential real estate	496,367	7,258	5.86	587,400	8,591	5.85
Total loans and leases	12,745,774	208,407	6.57	11,451,520	206,738	7.24
Total interest-earning assets	15,202,177	240,448	6.35	13,703,587	238,325	6.97
Other assets	1,171,677			1,148,033
Total assets	$16,373,854			$14,851,620

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,464,237			$1,492,429
Small business	577,510			586,711
Commercial and custodial	238,779			199,226
Total non-interest bearing deposits	2,280,526			2,278,366
Interest-bearing deposits:
Premier checking	989,512	2,279	0.93	1,070,397	7,943	2.98
Other checking	894,436	510	0.23	834,405	729	0.35
Subtotal	1,883,948	2,789	0.60	1,904,802	8,672	1.83
Premier savings	1,518,703	8,294	2.20	1,109,341	11,672	4.22
Other savings	1,365,141	2,360	0.70	1,300,857	3,733	1.15
Subtotal	2,883,844	10,654	1.49	2,410,198	15,405	2.56
Money market	609,369	2,192	1.45	604,217	4,355	2.89
Subtotal	5,377,161	15,635	1.17	4,919,217	28,432	2.32
Certificates of deposit	2,471,216	21,319	3.47	2,525,886	29,810	4.73
Total interest-bearing deposits	7,848,377	36,954	1.89	7,445,103	58,242	3.14
Total deposits	10,128,903	36,954	1.47	9,723,469	58,242	2.40

Borrowings:
Short-term borrowings	363,302	1,977	2.19	196,169	2,553	5.22
Long-term borrowings	4,419,821	49,955	4.54	3,566,883	40,105	4.51
Total borrowings	4,783,123	51,932	4.37	3,763,052	42,658	4.55
Total deposits and borrowings	14,912,026	88,886	2.40	13,486,521	100,900	3.00
Other liabilities	355,187			336,676
Total liabilities	15,267,213			13,823,197
Stockholders’ equity	1,106,641			1,028,423
Total liabilities and stockholders’ equity	$16,373,854			$14,851,620
Net interest income and margin		$151,562	4.00%		$137,425	4.02%

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED AVERAGE BALANCE SHEETS, YIELDS AND RATES

(Dollars in thousands)

(Unaudited)

	Six Months Ended June 30,
		2008			2007
	Average		Yields and	Average		Yields and
	Balance	Interest	Rates (1)	Balance	Interest	Rates (1)
ASSETS

Investments and other	$149,513	$3,069	4.12%	$180,839	$4,363	4.86%
Securities available for sale	2,162,765	57,137	5.28	1,914,723	51,770	5.41
Education loans held for sale	169,445	5,208	6.18	177,611	7,511	8.53
Loans and leases:
Consumer home equity:
Fixed-rate	5,034,086	172,217	6.88	4,545,305	156,803	6.96
Variable-rate	1,652,929	54,695	6.65	1,431,933	62,589	8.81
Consumer - other	45,250	1,974	8.77	41,780	2,078	10.03
Total consumer home equity and other	6,732,265	228,886	6.84	6,019,018	221,470	7.42
Commercial real estate:
Fixed- and adjustable-rate	2,019,163	63,112	6.29	1,741,713	55,272	6.40
Variable-rate	592,240	16,214	5.51	621,855	23,966	7.77
Total commercial real estate	2,611,403	79,326	6.11	2,363,568	79,238	6.76
Commercial business:
Fixed- and adjustable-rate	167,715	5,188	6.22	164,405	5,281	6.48
Variable-rate	368,864	9,866	5.38	391,234	14,564	7.51
Total commercial business	536,579	15,054	5.64	555,639	19,845	7.20
Leasing and equipment finance	2,185,081	82,078	7.51	1,859,077	70,316	7.56
Subtotal	12,065,328	405,344	6.75	10,797,302	390,869	7.29
Residential real estate	507,079	14,840	5.86	601,109	17,474	5.82
Total loans and leases	12,572,407	420,184	6.71	11,398,411	408,343	7.21
Total interest-earning assets	15,054,130	485,598	6.48	13,671,584	471,987	6.95
Other assets	1,200,324			1,149,249
Total assets	$16,254,454			$14,820,833

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest bearing deposits:
Retail	$1,439,810			$1,512,180
Small business	571,329			591,559
Commercial and custodial	219,701			200,534
Total non-interest bearing deposits	2,230,840			2,304,273
Interest-bearing deposits:
Premier checking	999,157	6,336	1.28	1,071,940	16,149	3.04
Other checking	866,120	1,184	0.27	829,486	1,263.31
Subtotal	1,865,277	7,520	0.81	1,901,426	17,412	1.85
Premier savings	1,496,350	20,075	2.70	1,089,809	22,991	4.25
Other savings	1,308,096	5,367	0.83	1,307,627	7,327	1.13
Subtotal	2,804,446	25,442	1.82	2,397,436	30,318	2.55
Money market	599,380	5,164	1.73	607,235	8,704	2.89
Subtotal	5,269,103	38,126	1.46	4,906,097	56,434	2.32
Certificates of deposit	2,485,789	47,556	3.84	2,519,895	58,963	4.71
Total interest-bearing deposits	7,754,892	85,682	2.22	7,425,992	115,397	3.13
Total deposits	9,985,732	85,682	1.73	9,730,265	115,397	2.39
Borrowings:
Short-term borrowings	381,162	5,587	2.95	142,347	3,725	5.28
Long-term borrowings	4,417,226	99,938	4.55	3,582,869	79,963	4.50
Total borrowings	4,798,388	105,525	4.42	3,725,216	83,688	4.53
Total deposits and borrowings	14,784,120	191,207	2.60	13,455,481	199,085	2.98
Other liabilities	363,429			333,536
Total liabilities	15,147,549			13,789,017
Stockholders’ equity	1,106,905			1,031,816
Total liabilities and stockholders’ equity	$16,254,454			$14,820,833
Net interest income and margin		$294,391	3.92%		$272,902	4.01%

(1)  Annualized.

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY STATEMENTS OF INCOME AND FINANCIAL RATIOS

(Dollars in thousands, except per-share data)

(Unaudited)

	At or For the Three Months Ended
	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2008	2008	2007	2007	2007
Interest income:
Loans and leases	$208,407	$211,777	$215,082	$213,528	$206,738
Securities available for sale	28,858	28,279	29,372	28,439	26,665
Education loans held for sale	1,756	3,452	3,153	2,588	3,365
Investments and other	1,427	1,642	1,595	2,279	1,557
Total interest income	240,448	245,150	249,202	246,834	238,325
Interest expense:
Deposits	36,954	48,728	54,788	60,440	58,242
Borrowings	51,932	53,593	54,843	48,690	42,658
Total interest expense	88,886	102,321	109,631	109,130	100,900
Net interest income	151,562	142,829	139,571	137,704	137,425
Provision for credit losses	62,895	29,995	20,124	18,883	13,329
Net interest income after provision for credit losses	88,667	112,834	119,447	118,821	124,096
Non-interest income:
Fees and service charges	67,961	63,547	72,331	71,965	71,728
Card revenue	26,828	24,771	25,058	25,685	24,876
ATM revenue	8,267	7,970	8,306	9,251	9,314
Investments and insurance revenue	2,977	3,235	2,736	2,632	2,772
Subtotal	106,033	99,523	108,431	109,533	108,690
Leasing and equipment finance	14,050	12,134	14,841	15,110	15,199
Other	1,421	1,048	1,573	1,751	2,993
Fees and other revenue	121,504	112,705	124,845	126,394	126,882
Visa share redemption	-	8,308	-	-	-
Gains on sales of securities available for sale	1,115	6,286	11,261	2,017	-
Gains on sales of branches and real estate	-	-	2,752	1,246	2,723
Total non-interest income	122,619	127,299	138,858	129,657	129,605
Non-interest expense:
Compensation and employee benefits	84,267	88,718	86,555	85,113	86,707
Occupancy and equipment	31,205	32,413	30,818	30,226	29,329
Advertising and promotions	7,130	6,296	4,632	5,480	5,586
Other	41,667	36,335	46,087	37,632	36,531
Subtotal	164,269	163,762	168,092	158,451	158,153
Operating lease depreciation	4,460	4,514	4,521	4,326	4,381
Total non-interest expense	168,729	168,276	172,613	162,777	162,534
Income before income tax expense	42,557	71,857	85,692	85,701	91,167
Income tax expense	18,855	24,431	22,875	26,563	29,038
Net income	$23,702	$47,426	$62,817	$59,138	$62,129

Net income per common share:
Basic	$.19	$.38	$.51	$.48	$.49
Diluted	.19	.38	.50	.48	.49

Dividends declared per common share	$.2500	$.2500	$.2425	$.2425	$.2425

Financial Ratios:

Return on average assets (1)	0.58%	1.18%	1.60%	1.55%	1.67%
Return on average common equity (1)	8.57	17.08	23.55	23.39	24.16
Net interest margin (1)	4.00	3.84	3.83	3.90	4.02
Net charge-offs as a percentage of average loans and leases (1)	.84	.44	.46	.38	.24
Average total equity to average assets	6.76	6.88	6.79	6.64	6.92

(1)  Annualized

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY AVERAGE BALANCE SHEETS AND SUPPLEMENTAL INFORMATION

(In thousands)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2008	2008	2007	2007	2007
ASSETS

Cash and due from banks	$280,606	$304,441	$310,010	$309,596	$297,231
Investments and other	148,366	150,659	147,058	203,406	130,977
Securities available for sale	2,184,580	2,140,951	2,187,068	2,078,155	1,967,524
Education loans held for sale	123,457	215,434	153,146	110,449	153,566
Loans and leases:
Consumer home equity:
Fixed-rate	5,084,761	4,983,410	4,889,304	4,750,552	4,614,322
Variable-rate	1,702,825	1,603,032	1,522,244	1,455,701	1,421,390
Consumer - other	46,492	44,008	45,294	45,440	41,708
Total consumer home equity and other	6,834,078	6,630,450	6,456,842	6,251,693	6,077,420
Commercial real estate:
Fixed- and adjustable-rate	2,062,983	1,975,344	1,839,817	1,786,829	1,750,690
Variable-rate	593,409	591,071	605,195	584,378	598,918
Total commercial real estate	2,656,392	2,566,415	2,445,012	2,371,207	2,349,608
Commercial business:
Fixed- and adjustable-rate	157,740	177,691	179,525	170,593	165,780
Variable-rate	371,730	365,997	395,356	395,871	391,354
Total commercial business	529,470	543,688	574,881	566,464	557,134
Leasing and equipment finance	2,229,467	2,140,695	2,005,889	1,937,269	1,879,958
Subtotal	12,249,407	11,881,248	11,482,624	11,126,633	10,864,120
Residential real estate	496,367	517,791	537,449	559,413	587,400
Total loans and leases	12,745,774	12,399,039	12,020,073	11,686,046	11,451,520
Allowance for loan and lease losses	(102,126)	(84,048)	(77,072)	(68,564)	(61,934)
Net loans and leases	12,643,648	12,314,991	11,943,001	11,617,482	11,389,586
Premises and equipment	442,016	440,516	435,426	427,632	420,967
Goodwill	152,599	152,599	152,599	152,599	152,599
Other assets	398,582	415,462	377,464	325,846	339,170
	$16,373,854	$16,135,053	$15,705,772	$15,225,165	$14,851,620

LIABILITIES AND STOCKHOLDERS’ EQUITY

Non-interest-bearing deposits:
Retail	$1,464,237	$1,415,379	$1,348,202	$1,406,155	$1,492,429
Small business	577,510	565,148	600,491	596,197	586,711
Commercial and custodial	238,779	200,624	201,161	195,529	199,226
Total non-interest bearing deposits	2,280,526	2,181,151	2,149,854	2,197,881	2,278,366
Interest-bearing deposits:
Premier checking	989,512	1,008,802	1,026,408	1,048,449	1,070,397
Other checking	894,436	837,804	816,512	823,833	834,405
Subtotal	1,883,948	1,846,606	1,842,920	1,872,282	1,904,802
Premier savings	1,518,703	1,473,997	1,353,638	1,202,672	1,109,341
Other savings	1,365,141	1,251,053	1,229,808	1,274,164	1,300,857
Subtotal	2,883,844	2,725,050	2,583,446	2,476,836	2,410,198
Money market	609,369	589,392	598,483	606,198	604,217
Subtotal	5,377,161	5,161,048	5,024,849	4,955,316	4,919,217
Certificates of deposit	2,471,216	2,500,362	2,307,411	2,498,936	2,525,886
Total interest-bearing deposits	7,848,377	7,661,410	7,332,260	7,454,252	7,445,103
Total deposits	10,128,903	9,842,561	9,482,114	9,652,133	9,723,469
Borrowings:
Short-term borrowings	363,302	399,023	450,027	183,582	196,169
Long-term borrowings	4,419,821	4,414,630	4,340,891	4,043,570	3,566,883
Total borrowings	4,783,123	4,813,653	4,790,918	4,227,152	3,763,052
Accrued expenses and other liabilities	355,187	368,216	365,888	334,630	336,676
Total liabilities	15,267,213	15,024,430	14,638,920	14,213,915	13,823,197
Stockholders’ equity:
Common stock	1,311	1,312	1,315	1,315	1,315
Additional paid-in capital	347,043	351,447	353,365	351,905	351,312
Retained earnings	935,184	926,497	901,799	871,691	841,757
Accumulated other comprehensive loss	(19,748)	(5,715)	(24,229)	(52,355)	(42,754)
Treasury stock at cost and other	(157,149)	(162,918)	(165,398)	(161,306)	(123,207)
	1,106,641	1,110,623	1,066,852	1,011,250	1,028,423
	$16,373,854	$16,135,053	$15,705,772	$15,225,165	$14,851,620

Supplemental Information:
Securities available for sale	$2,184,580	$2,140,951	$2,187,068	$2,078,155	$1,967,524
Residential real estate loans	496,367	517,791	537,449	559,413	587,400
Total securities available for sale and residential real estate loans	$2,680,947	$2,658,742	$2,724,517	$2,637,568	$2,554,924

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TCF FINANCIAL CORPORATION AND SUBSIDIARIES

CONSOLIDATED QUARTERLY YIELDS AND RATES (1)

(Unaudited)

	Jun. 30,	Mar. 31,	Dec. 31,	Sep. 30,	Jun. 30,
	2008	2008	2007	2007	2007

ASSETS

Investments and other	3.86%	4.38%	4.31%	4.45%	4.77%
Securities available for sale	5.28	5.28	5.37	5.47	5.42
Education loans held for sale	5.72	6.44	8.17	9.30	8.79
Loans and leases:
Consumer home equity:
Fixed-rate	6.82	6.94	6.98	6.99	6.97
Variable-rate	6.26	7.07	7.98	8.67	8.80
Consumer - other	8.60	8.96	9.76	9.74	10.16
Total consumer home equity and other	6.70	6.98	7.23	7.40	7.42
Commercial real estate:
Fixed- and adjustable-rate	6.21	6.36	6.44	6.44	6.42
Variable-rate	5.04	5.97	7.09	7.86	7.83
Total commercial real estate	5.95	6.27	6.60	6.79	6.78
Commercial business:
Fixed- and adjustable-rate	6.20	6.24	6.31	6.32	6.47
Variable-rate	4.86	5.90	6.91	7.51	7.50
Total commercial business	5.26	6.01	6.72	7.16	7.19
Leasing and equipment finance	7.38	7.65	7.82	7.84	7.67
Subtotal	6.60	6.90	7.17	7.34	7.31
Residential real estate	5.86	5.86	5.77	5.77	5.85
Total loans and leases	6.57	6.86	7.11	7.26	7.24

Total interest-earning assets	6.35	6.60	6.83	6.97	6.97

LIABILITIES

Interest-bearing deposits:
Premier checking	.93	1.62	2.49	3.05	2.98
Other checking	.23	.32	.40	.43	.35
Subtotal	.60	1.03	1.57	1.90	1.83
Premier savings	2.20	3.21	4.05	4.35	4.22
Other savings	.70	.97	1.13	1.29	1.15
Subtotal	1.49	2.18	2.66	2.77	2.56
Money market	1.45	2.03	2.76	3.02	2.89
Subtotal	1.17	1.76	2.27	2.48	2.32
Certificates of deposit	3.47	4.21	4.47	4.68	4.73
Total interest-bearing deposits	1.89	2.56	2.96	3.22	3.14
Total deposits	1.47	1.99	2.29	2.48	2.40

Borrowings:
Short-term borrowings	2.19	3.64	4.57	5.32	5.22
Long-term borrowings	4.54	4.55	4.54	4.54	4.51
Total borrowings	4.37	4.48	4.54	4.57	4.55

Total interest-bearing liabilities	2.83	3.30	3.59	3.71	3.00

Net interest margin	4.00%	3.84%	3.83%	3.90%	4.02%

(1)  Annualized

###